As filed with the Securities and Exchange Commission on October 23, 2015

Registration No. 333-199838

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMARU, INC.

(Exact name of registrant as specified in its charter)

Nevada	88-0490089
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

35 Tai Seng Street, # 01-01, Tata Communications Exchange, Singapore	534103
(Address of principal executive offices)	(Zip Code)

AMARU, INC. 2013 EQUITY COMPENSATION PLAN

(Full title of plans)

(Copy to:)

Chua Leong Hin	Iwona J. Alami, Esq.
AMARU, INC.	Law Office of Iwona J. Alami
35 Tai Seng Street, #01-01	620 Newport Center Dr., Suite 1100
Tata Communications Exchange Singapore 534103	Newport Beach, CA 92660
Tel: (65) 6309-3059	Tel: (949) 760-6880

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

Pursuant to Rule 429 of the Securities Act of 1933, as amended (the “Securities Act”), this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, File No. 333-199838, of AMARU, INC. (“Amaru”, the “Company,” “we”, “us” or “our”).

This Post-Effective Amendment No. 1 to Form S-8 is being filed solely for the purpose of filing the reoffer prospectus that forms a part of this Post-Effective Amendment relating to the resale of control securities acquired or to be acquired by selling stockholders pursuant to the Company’s 2013 Equity Compensation Plan (the “Plan”). The reoffer prospectus contained herein is intended to be a combined prospectus under Rule 429 of the Securities Act, and has been prepared in accordance with the requirements of General Instruction C of Form S-8 and Part I of Form S-3, to be used in connection with reoffers and resales of control securities that have been or will be acquired by the selling stockholders.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Company has sent or given or will send or give documents containing the information specified by Part I of this Registration Statement to participants in the Plan, as specified in Rule 428(b)(1)(i) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act. The Company is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), and other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

CEO and President

AMARU, INC.

35 Tai Seng Street, #01-01, Tata Communications Exchange

Singapore 534103

Telephone: (65) 6309-3059

REOFFER PROSPECTUS

Amaru, Inc.

30,000,000 Shares of Common Stock

This prospectus relates to the public resale, from time to time, of an aggregate of 30,000,000 shares (the “Shares”) of our common stock, $.001 par value per share, by certain stockholders identified below in the section entitled “The Selling Stockholders.” These Shares have been or may be acquired upon the issuance of the Shares pursuant to our 2013 Equity Compensation Plan (the “Plan”).

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Shares covered by this prospectus.

We have not entered into any underwriting arrangements in connection with the sale of Shares. The Shares may be sold from time to time by the Selling Stockholders or by permitted pledgees, donees, transferees or other permitted successors in interest and may be made on the over-the-counter Bulletin Board market at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

Our common stock is listed on the Financial Industry Regulatory Authority ("FINRA") over-the-counter Bulletin Board market ("OTCBB") under the symbol "AMRU. On September 15, 2015, the closing bid price for our common stock on OTCBB was $0.02 per share.

Investing in our securities involves a high degree of risk. See “ Risk Factors, ” beginning on page 2 of this prospectus to read about factors you should consider before buying the securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 23, 2015

TABLE OF CONTENTS

About This Prospectus	1

Prospectus Summary	1

Forward-Looking Statements	2

Risk Factors	2

Use of Proceeds	3

Selling Stockholders	3

Plan of Distribution	5

Legal Matters	6

Experts	6

Material Changes	6

Interests of Named Experts and Counsel	6

Disclosure of Commission Position of Indemnification for Securities Act Liabilities	7

Where You Can Find More Information	7

Incorporation of Documents by Reference	7

i

ABOUT THIS PROSPECTUS

In this prospectus, the “Company,” “Amaru,” “we,” “us,” “our,” “ours” and similar names refer to AMARU, INC. and its consolidated subsidiaries.

You should rely only on the information contained in this prospectus or incorporated herein. We have not authorized anyone to provide you with information that is different. The distribution of this prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. The information contained, or incorporated by reference, in this prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus, or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus, including the documents we have referred you to in the section entitled “Where You Can Find More Information”.

Information on the shares offered pursuant to this reoffer prospectus, as listed below, do not necessarily indicate that the Selling Stockholder presently intends to sell any or all of the shares so listed.

PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in shares of our common stock in this offering. You should carefully read this entire prospectus, including the “Risk Factors” section beginning on page 2 of this prospectus and the financial statements and the other information incorporated by reference in this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Overview

The Company, through its subsidiaries under the M2B and WOWtv brand names, is in the Broadband Media Entertainment business, and a provider of interactive Entertainment-on-demand and e-commerce streaming over Broadband channels, Internet portals and 3G (Third Generation) Devices. The Company has launched multiple Broadband TV websites with Entertainment, with multiple content channels designed to cater to various consumer segments and lifestyles. Its content covers diverse genres such as movies, dramas, comedies, documentaries, music, fashion, lifestyle and more. The Company markets its products through its "M2B" and "WOWtv" brand names. Through these brands, the Company offers access to a range of content libraries for aggregation, distribution and syndication on Broadband and other media, including rights for merchandising, product branding, promotion and publicity.

Corporate Information

The Company was incorporated under the laws of the state of Nevada in September, 1999. The Company's corporate offices are located at 35 Tai Seng Street, #01-01, Tata Communications Exchange, Singapore 534103; telephone (65) 6309-3059. The corporate website is located at www.amaruinc.com.

As of February 25, 2004 (the "Closing Date"), Amaru acquired M2B World Pte. Ltd. (M2B World), a Singapore corporation, in exchange for 19,500,000 newly issued "restricted" shares of common voting stock of the Company and 143,000 "restricted" Series A Convertible Preferred Stock shares to the M2B World shareholders on a pro rata basis for the purpose of effecting a tax-free reorganization pursuant to sections 351, 354 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended pursuant to the Agreement and Plan of Reorganization by and between the Company, M2B World and M2B World shareholders. As a condition of the closing of the share exchange transaction, certain shareholders of the Company cancelled a total of 1,457,500 shares of common stock. Each one (1) ordinary share of M2B World has been exchanged for 1.3636363 shares of the Company's Common Stock and 100 shares of the Company's Series A Convertible Preferred Stock. Each share of the Company's Series A Convertible Preferred Stock had a conversion rate of 38.461538 shares of the Company's common stock. Following the Closing Date, there were 20,000,000 shares of the Company's Common Stock outstanding and 143,000 shares of the Company's Series A Convertible Preferred Stock outstanding. Immediately prior to the Closing, there were 500,000 shares issued and outstanding. All of the Series A Convertible Preferred Stock was subsequently converted into shares of common stock of the Company.

The restructuring and re-capitalization has been treated as a reverse acquisition with M2B World becoming the accounting acquirer. The historical financial statements prior to the closing of the transaction are those of M2B World.

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You can obtain more information regarding our business and industry by reading our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the Securities and Exchange Commission, or SEC on April 15, 2015 and the other reports we file with the SEC.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Those statements are therefore entitled to the protection of the safe harbor provisions of these laws. These forward-looking statements, which are usually accompanied by words such as “may,” “might,” “will,” “should,” “could,” “intends,” “estimates,” “predicts,” “potential,” “continue,” “believes,” “anticipates,” “plans,” “expects” and similar expressions, involve risks and uncertainties, and relate to, without limitation, statements about our products, our market opportunities, our strategy, our competition, our projected revenue, expense levels and cash spend and the adequacy of our available cash resources. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or forecasted in, or implied by, such forward-looking statements, including those factors to which we refer you in “Risk Factors” below.

Our business, financial condition, results of operations and prospects may change. Although we believe that the expectations reflected in these forward-looking statements are based upon reasonable assumptions, no assurance can be given that such expectations will be attained or that any deviations will not be material. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and the documents that we incorporate by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We disclaim any obligation or undertaking to disseminate any updates or revision to any forward-looking statement to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

You should read this prospectus and the documents that we incorporate by reference herein, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information contained, or incorporated by reference, in this prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus, or of any sale of our securities. We qualify all of the information presented in this prospectus and particularly our forward-looking statements, by these cautionary statements.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as such discussions may be amended, supplemented and updated in subsequent reports filed by us with the SEC and that is incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also affect our business operations. If any of such risks and uncertainties actually occurs, our business, financial condition and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Risks Related to this Offering and our Common Stock

We currently do not generate substantial revenue and will likely need additional funding to meet our future capital needs. Such funding may not be available on favorable terms, if at all, and may be dilutive to our existing stockholders.

To date, we have generated no substantial revenue. Therefore, we have to fund all of our operations and development expenditures from cash on hand and equity financings. We will likely need to raise additional funding for our development programs and commercialization efforts. We cannot provide assurance that we will be able to raise additional funding on terms favorable to us, or at all. If we raise additional funds through the issuance of equity securities, our shares of common stock may suffer dilution. If we raise additional funds from debt financing, we may be obligated to abide by restrictive covenants contained in the debt financing agreements, which may make it more difficult for us to operate our business. If we are unable to secure additional funding, our ability to continue our development and commercialization programs would be delayed, reduced or eliminated.

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The trading price of our shares of common stock may fluctuate significantly.

The price of our shares of common stock may be volatile, which means that it could decline substantially within a short period of time. The trading price of the shares may fluctuate, and investors may experience a decrease in the value of the shares that they hold, sometimes regardless of our operating performance or prospects. The trading price of our common stock could fluctuate significantly for many reasons, including the following:

•	future announcements concerning our business and that of our competitors;

•	regulatory developments, enforcement actions bearing on advertising, marketing or sales of our current or pipeline products;

•	quarterly variations in operating results;

•	negative reporting about us in the press;

•	introduction of new services or changes in pricing policies by us or our competitors;

•	acquisition or loss of significant customers, distributors or suppliers;

•	business acquisitions or divestitures;

•	changes in third party reimbursement practices;

•	fluctuations of investor interest in our business sector; and

•	fluctuations in the economy, world political events or general market conditions.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by purchasers in this offering, and purchasers purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by purchasers in this offering. In addition, we have a significant number of options and warrants outstanding. If the holders of our outstanding options and warrants exercise them, you may incur further dilution.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares covered by this prospectus.

THE SELLING STOCKHOLDERS

This reoffer prospectus relates to Shares that are being registered for reoffer and resale by Selling Stockholders who have received or acquired, or may hereafter receive or acquire, the shares pursuant to the Plan. The Selling Stockholders may resell all, a portion, or none of the shares of common stock from time to time.

The following table sets forth (a) the name of each Selling Stockholder; (b) the number of shares of common stock beneficially owned by each Selling Stockholder as of September 30, 2015; (c) the maximum number of shares of common stock that each Selling Stockholder may offer for sale from time to time pursuant to this reoffer prospectus, whether or not the Selling Stockholder has any present intention to do so and whether or not such shares have previously been issued to the Selling Stockholders or may in the future be issued, if at all; and (d) the number of shares of common stock and the percentage of common stock that would be beneficially owned by each Selling Stockholders assuming the sale of all shares offered hereby. All information with respect to beneficial ownership has been furnished by the Selling Stockholders. The inclusion in the table below of the individuals named therein shall not be deemed to be an admission that any such individuals are our “affiliates” as that term is defined under Rule 405 under the Securities Act.

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Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. The beneficial ownership percentages set forth below are based on 203,911,303 shares of common stock outstanding as of September 30, 2015. All shares of common stock owned by such person, including shares of common stock underlying stock options that are currently exercisable or exercisable within 60 days after September 30, 2015 are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, to our knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown to be beneficially owned by such person, except to the extent that applicable law gives spouses shared authority.

Information concerning the identities of the Selling Stockholders, the number of shares that may be sold by each Selling Stockholder and information about the shares beneficially owned by the Selling Stockholders may from time to time be updated in supplements to this reoffer prospectus, which will be filed with the SEC in accordance with Rule 424(b) of the Securities Act if and when necessary. The names of persons selling shares under this reoffer prospectus and the amount of such shares are set forth below to the extent we presently have such information.

Information on the shares offered pursuant to this reoffer prospectus, as listed below, do not necessarily indicate that the Selling Stockholder presently intends to sell any or all of the shares so listed. Because the Selling Stockholders may sell none, some or all of the shares owned by them which are included in this reoffer prospectus, no estimate can be given as to the number of shares available for resale hereby that will be held by the Selling Stockholders upon the termination of the offering made hereby. Although none of the selling stockholders presently intends to sell any or all of the shares so listed,we have assumed, for purposes of the following table, that the Selling Stockholders will sell all of the shares owned by them that are being offered hereby, but will not sell any other shares of our common stock that they presently own.

The address of each Selling Stockholder is c/o AMARU, INC., 35 Tai Seng Street, # 01-01, Tata Communications Exchange, Singapore 534103.

Name	Position	Number of Shares Beneficially Owned	Number of Shares Included in the Offering	Number of Shares Beneficially Owned After the Offering	Percentage of Shares of Common Stock Owned After the Offering
Sakae Torisawa, (1)	Chairman of Board	1,712,808	10,000,000	11,712,808	5.74%

Chua Leong Hin (1)(2)	CEO and Director	0	10,000,000	10,000,000	4.90%

Percy Chua Soo Lian (1)	Director	0	10.000,000	10,000,000	4.90%

(1)	Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)	Mr. Chua Leong Hin is a shareholder of M2B World Asia Pacific Pte. Ltd, a subsidiary of the Company. He holds 1,296,336 ordinary shares (3.05%) of the total shares outstanding of 42,459, 976 ordinary shares in M2B World Asia Pacific Pte. Ltd.

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PLAN OF DISTRIBUTION

As used in this prospectus, “Selling Stockholder” includes the Selling Stockholder named above and his or her donees, pledgees, transferees or other successors in interest selling shares received from named Selling Stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus. We have been advised that the Selling Stockholder may effect sales of the Shares directly, or indirectly by or through underwriters, agents or broker-dealers, and that the Shares may be sold by one or a combination of several of the following methods:

•	one or more block transactions, in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	on the OTC Bulletin Board or on any other national securities exchange or quotation service on which our Shares may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	through distributions to creditors and equity holders of the Selling Stockholder; or

•	any combination of the foregoing, or any other available means allowable under applicable law.

We will bear all costs, expenses and fees in connection with the registration and sale of the Shares covered by this prospectus, other than underwriting discounts and selling commissions. We will not receive any proceeds from the sale of the Shares covered hereby. The Selling Stockholder will bear all commissions and discounts, if any, attributable to sales of the shares. The Selling Stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

The Selling Stockholder may sell the shares covered by this prospectus from time to time, and may also decide not to sell all or any of the shares he is allowed to sell under this prospectus. The Selling Stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale. The Selling Stockholder may effect sales by selling the shares directly to purchasers in individually negotiated transactions, or to or through broker-dealers, which may act as agents or principals. The Selling Stockholder may sell his shares at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices.

Additionally, the Selling Stockholder may engage in hedging transactions with broker-dealers in connection with distributions of shares or otherwise. In those transactions, broker-dealers may engage in short sales of shares in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder also may sell shares short and redeliver shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The Selling Stockholder also may loan or pledge shares to a broker-dealer. The broker-dealer may sell the shares so loaned or pledged pursuant to this prospectus.

The Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus, including in short sale transactions. If so, the third party may use securities pledged by the Selling Stockholder or borrowed from the Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus (or a post-effective amendment).

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in the resales.

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In connection with sales of the Shares covered hereby, the Selling Stockholder and any broker-dealers or agents and any other participating broker-dealers who execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act. Accordingly, any profits realized by the Selling Stockholder and any compensation earned by such broker-dealers or agents may be deemed to be underwriting discounts and commissions. Because the Selling Stockholder may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of that act. We will make copies of this prospectus (as it may be amended or supplemented from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements. In addition, any shares of the Selling Stockholder covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

The Selling Stockholder will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder. These restrictions may affect the marketability of such shares.

In order to comply with applicable securities laws of some states, the Shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements is available.

To the extent necessary, we may amend or supplement this prospectus from time to time to describe a specific plan of distribution. We will file a supplement to this prospectus, if required, upon being notified by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. The supplement will disclose the name of the Selling Stockholder and of the participating broker-dealer(s); the number of shares involved; the price at which such shares were sold; the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; that such broker-dealer(s) did not conduct any investigation to verify the information contained in or incorporated by reference in this prospectus; and any other facts material to the transaction.

LEGAL MATTERS

The validity of the securities we are offering will be passed upon by Law Office of Iwona J. Alami, Newport Beach, California.

EXPERTS

The consolidated financial statements of AMARU, INC. as of December 31, 2014 and 2013 and for each of the years in the two-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2014 contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 have been incorporated by reference herein in reliance upon the report of Wei, Wei & Co. LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2014 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred recurring losses from operations and has limited cash resources, which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

MATERIAL CHANGES

None.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

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DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549, You can obtain copies from the public reference room of the SEC at 100 F Street N.E. Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at  http://www.sec.gov .

No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents and information previously filed or to be filed by us with the SEC are incorporated by reference in this prospectus:

(a)	The Company's registration statement on Form 10-SB, as amended, filed on May 9, 2001 (amended on July 6, 2001);
(b)	The Company’s Annual Report on Form 10-K, as amended on May 6, 2015, for its fiscal year ended December 31, 2014, filed with the Commission on April 15, 2015 (Commission File No. 000-32695);
(c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2015, filed with the Commission on May 15, 2015 (Commission File No. 000-32695);
(d)	The Company’s Quarterly Report on Form 10-Q, as amended on August 26, 2015 for its fiscal quarter ended June 30, 2015, filed with the Commission (Commission File No. 000-32695);
(e)	The Company's Definitive Proxy Statement on Schedule 14A filed with the Commission on July 7, 2014 (Commission File No. 000-32695);
(f)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2014, filed with the Commission on November 13, 2014 (Commission File No. 000-32695);
(g)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2014, filed with the Commission on August 14, 2014 (Commission File No. 000-32695);
(h)	The Company’s Current Reports on Form 8-K, filed with the Commission on September 9, 2014 (Commission File No. 000-32695); and
(i)	the description of the Company's Common Stock contained in the Registrant's Registration Statement on Form 10-SB, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

In addition, all documents subsequently filed by us (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or complete, are deemed to be incorporated by reference into, and to be a part of, this prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Investor Relations

AMARU, INC.

35 Tai Seng Street, #01-01, Tata Communications Exchange

Singapore 534103

(65) 6309-3059

We also maintain an Internet site at www.Amaru.com at which there is additional information about our business, but the contents of that site are not incorporated by reference into, and are not otherwise a part of, this prospectus.

AMARU, INC.

30,000,000 Shares of

Common Stock

Reoffer Prospectus

October 23, 2015

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The following documents and information previously filed or to be filed by us with the SEC are incorporated by reference in this prospectus:

(a)	The Company's registration statement on Form 10-SB, as amended, filed on May 9, 2001 (amended on July 6, 2001);

(b)	The Company’s Annual Report on Form 10-K, as amended on May 6, 2015, for its fiscal year ended December 31, 2014, filed with the Commission on April 15, 2015 (Commission File No. 000-32695);

(c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2015, filed with the Commission on May 15, 2015 (Commission File No. 000-32695);

(d)	The Company’s Quarterly Report on Form 10-Q, as amended on August 26, 2015 for its fiscal quarter ended June 30, 2015, filed with the Commission (Commission File No. 000-32695);

(e)	The Company's Definitive Proxy Statement on Schedule 14A filed with the Commission on July 7, 2014 (Commission File No. 000-32695);

(f)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 2014, filed with the Commission on November 13, 2014 (Commission File No. 000-32695);

(g)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended June 30, 2014, filed with the Commission on August 14, 2014 (Commission File No. 000-32695);

(h)	The Company’s Current Reports on Form 8-K, filed with the Commission on September 9, 2014 (Commission File No. 000-32695); and

(i)	the description of the Company's Common Stock contained in the Registrant's Registration Statement on Form 10-SB, filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report subsequently filed by the Registrant for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Law Offices of Iwona J. Alami, counsel to the Company. The fair market value of the shares of common stock of the Company held by Ms. Alami does not exceed $50,000.

Item 6.	Indemnification of Directors and Officers.

The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

Item 7.	Exemption from Registration Claimed.

Not applicable.

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Item 8.	Exhibits.

EXHIBITS

Exhibit
Number	Description of Exhibit

4	2013 Equity Compensation Plan (Filed as Exhibit B to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on July 7, 2014 and incorporated herein by this reference.)

5	Opinion of Legal Counsel (opinion re legality).

23.1	Consent of Wei Wei LLP.(consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5)

Item 9.	Undertakings.

The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however , that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Singapore on October 23, 2015.

AMARU, INC.

By:	/s/ Chua Leong Hin
Chua Leong Hin
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chua Leong Hin	Chief Executive Officer, President Interim CFO and Director	October 23, 2015
Chua Leong Hin	(Principal Executive Officer and Principal Financial officer)

/s/ Sakae Torisawa	Director and Chairman of the Board of Directors	October 23, 2015
Sakae Torisawa

/s/ Percy Chua Soo Lian	Director	October 23, 2015
Percy Chua Soo Lian

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

4	2013 Equity Compensation Plan (Filed as Exhibit B to the Company’s Proxy Statement filed with the Commission pursuant to Section 14(a) of the Exchange Act on July 7, 2014 and incorporated herein by this reference.)

5	Opinion of Legal Counsel (opinion re legality).

23.1	Consent of Wei Wei LLP.(consent of independent registered public accounting firm).

23.2	Consent of Counsel (included in Exhibit 5)

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